Prospectus Supplement (To Prospectus dated October 7, 2005)	Filed Pursuant to Rule 424(b)(3) and 424(c) Commission File No. 333-126487

27,772,411 Shares

Common Stock

This prospectus supplement supplements the prospectus dated October 7, 2005, which relates to the shares of our common stock that may be sold by the selling stockholders named therein.

This prospectus supplement should be read in connection with, and may not be delivered or utilized without, the prospectus dated October 7, 2005, and the prospectus supplements dated November 2, 2005, December 1, 2005, December 2, 2005, March 23, 2006, April 7, 2006, April 27, 2006, May 1, 2006, August 2, 2006 and August 3, 2006. This prospectus supplement is qualified by reference to the prospectus and the prospectus supplements, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus dated October 7, 2005, or the prospectus supplements dated November 2, 2005, December 1, 2005, December 2, 2005, March 23, 2006, April 7, 2006, April 27, 2006, May 1, 2006, August 2, 2006 and August 3, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 4, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2006, Colonial Bank, N.A. (the “Bank”) agreed, effective as of June 28, 2006, to extend the maturity date of a loan and repayment of a promissory note in the principal amount of $500,000 (the “Note”) at an initial interest rate of 8.25% per annum made by the Bank to Shells Seafood Restaurants, Inc. (the “Company”) from June 28, 2006 to September 28, 2006. The Note, a business loan agreement between the Company and the Bank (the “Loan Agreement”) and a commercial security agreement between the Company and the Bank (the “Security Agreement”) were each entered into on December 28, 2005 to fund remodeling of the Company’s restaurants.

Pursuant to the Note the Company will repay the Note in one payment of principal plus all accrued interest on its maturity date. The Note and the Loan Agreement contain various events of default, including without limitation, (i) any failure to make payment when due (ii) making representations or warranties which are false or misleading in any material respect, (iii) breaches of covenants or agreements, (iv) events of bankruptcy, (v) insolvency and (vi) any third party acquiring 25% or more of common stock of the Company. The Loan Agreement and Note provide an opportunity for the Company to cure certain events of default.  Upon the occurrence of an event of default, all commitments of the Bank under the Loan Agreement and the Note shall terminate and at the Bank’s option, all indebtedness will immediately become due and payable. Pursuant to the terms of the Security Agreement, the indebtedness under the Loan Agreement and the Note are secured by all of the business assets of the Company.

The Note, the Loan Agreement, the Security Agreement, and extension letter are filed with this Report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively and are incorporated by reference into this Item 1.01. The preceding description of the terms of the credit facility and extension are qualified by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The discussion under Item 1.01 of this Report is incorporated under this Item 2.03 as if set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description

10.1	Promissory Note, dated December 28, 2005, made by the Company to the Bank.
10.2	Business Loan Agreement, dated December 28, 2005, between the Company and the Bank.
10.3	Commercial Security Agreement, dated December 28, 2005, between the Company and the Bank.
10.4	Extension letter, dated July 7, 2006 from the Bank to the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006	SHELLS SEAFOOD RESTAURANTS, INC.

By:	/s/ Warren R. Nelson
Name:	Warren R. Nelson
Title:	Vice President and Chief Financial Officer

3

Exhibit Index

Item No.	Description

10.1	Promissory Note, dated December 28, 2005, made by the Company to the Bank.
10.2	Business Loan Agreement, dated December 28, 2005, between the Company and the Bank.
10.3	Commercial Security Agreement, dated December 28, 2005, between the Company and the Bank.
10.4	Extension letter, dated July 7, 2006 from the Bank to the Company.

4

Exhibit 10.1

PROMISSORY NOTE

Borrower: Shells Seafood Restaurants, Inc.
16313 North Dale Mabry Hwy, Suite 100
Tampa, FL 33618

Lender: COLONIAL BANK, N.A.
Corporate Lending
400 N. Tampa Street
Tampa, FL 33602
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Principal Amount: $500,000.00 Initial Rate: 8.250% Date of Note: December 28, 2005
PROMISE TO PAY. Shells Seafood Restaurants, Inc. ("Bor rower") promises to pay to COLONIAL BANK, N.A. ( "Lender"), or order, in lawful money of the United States of Amer ica, the pr incipal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding pr incipal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Bor rower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 28, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning January 28, 2006, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the pr incipal balance is outstanding. Bor rower will pay Lender at Lender ’s address shown above or at such other place as Lender may designate inwriting.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the
Colonial Bank, N.A.’ s Base Rate (the "Index"). Base Rate. Lender will tell Bor rower the cur rent Index rate upon Borrower ’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well.
The Index cur rently is 7.250% per annum. The interest rate to be applied to the unpaid pr incipal balance during this Note will be at a rate of
1.000 percentage point over the Index, resulting in an initial rate of 8.250% per annum. NOTICE: Under no circumstances will the effective rate of interest on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon ear ly payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Bor rower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather , early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender ’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender . All wr itten communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: COLONIAL BANK, N.A.; Corporate Lending;
400 N. Tampa Street; Tampa, FL 33602.

LATE CHARGE. If a payment is 9 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to
18.000% per annum. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:
Payment Default. Bor rower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower .
Default in Favor of Third Par ties. Borrower or any Grantor defaults under any loan, extension of credit, secur ity agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may mater ially affect any of Bor rower’s proper ty or
Borrower ’s ability to repay this Note or per form Borrower ’s obligations under this Note or any of the related documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower ’s behalf under this
Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Bor rower’s existence as a going business, the insolvency of Borrower , the appointment of a receiver for any part of Bor rower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or For feiture Proceedings. Commencement of foreclosure or for feiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.
This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Bor rower as to the validity or reasonableness of the claim which is the basis of the creditor or for feiture proceeding and if Borrower gives Lender wr itten notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation par ty dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender , at its option, may, but shall not be required to, permit the guarantor ’s estate to assume unconditionally the obligations ar ising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Bor rower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or per formance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Bor rower, after receiving wr itten notice from
Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15)
days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Bor rower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Bor rower does not pay. Borrower will pay
Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender ’s reasonable attorneys’ fees and Lender ’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings ( including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURYWAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Bor rower against the other .

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Florida without regard to its conflicts of lawprovisions. This Note has been accepted by Lender in the State of Flor ida.

DISHONORED ITEM FEE. Bor rower will pay a fee to Lender of $30.00 if Borrower makes a payment on Bor rower’s loan and the check or preauthorized charge withwhich Bor rower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a r ight of setoff in all Bor rower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However , this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by collateral as more fully described in a Commercial Security Agreement of even date.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Bor rower or as provided in this paragraph. All oral requests shall be confirmed in wr iting on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person currently is authorized to request advances and author ize payments under the line of credit until Lender receives from Borrower , at Lender ’s address shown above, written notice of revocation of his or her author ity: Warren R. Nelson, Vice President/CFO of Shells Seafood Restaurants, Inc. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Bor rower’s accounts with
Lender . The unpaid pr incipal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

LETTERS OF CREDIT. Borrower may request that Lender , from time to time, issue letters of credit for the benefit of Bor rower (each a "Letter of
Credit"). Bor rower acknowledges that, when a Letter of Credit is issued by Lender for the benefit of Bor rower while the line of credit evidenced hereby (the "Line of Credit") remains outstanding, the amount available under the Line of Credit shall immediately be reduced by an amount equal to the face amount of the Letter of Credit and Bor rower shall have no right to borrow such amount while the Letter of Credit remains outstanding. Therefore, as an example which is included for the purpose of demonstration only, if Lender were to issue a Letter of Credit for the benefit of Borrower in the amount of $50,000.00, the amount available to be borrowed by Bor rower under the Line of Credit evidenced by this
Note shall immediately be reduced by $50,000.00 (as if such amount had been drawn down by Bor rower under the Line of Credit) and Bor rower shall have no right to borrowthe said funds while the Letter of Credit remains outstanding. Lender shall have no obligation to issue a Letter of
Credit if the amount which remains unborrowed under the Line of Credit, at the point in time at which Bor rower requests the Letter of Credit, is less than the face amount of the Letter of Credit. Borrower acknowledges that, in addition to complying with the terms and conditions hereof,
Bor rower shall also be required to satisfy all of the other conditions of Lender with respect to the issuance of any Letter of Credit, specifically including, but not limited to, the execution of any and all documents whichmay be required by Lender with regard thereto.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower , and upon Borrower ’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: COLONIAL BANK, N.A., Corporate Lending, 400 N. Tampa Street, Tampa, FL 33602.

GENERAL PROVISIONS. If any par t of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for , charge, collect, take, reserve or receive (collectively referred to herein as
"charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthor ized fee shall, instead of anything stated to the contrary, be applied first to reduce the pr incipal balance of this loan, and when the principal has been paid in full, be refunded to Bor rower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser , shall be released from liability. All such parties agree that Lender may renew or extend
(repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender ’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:
SHELLS SEAFOOD RESTAURANTS, INC.
By:,/s/ War ren R. Nelson, Vice President/CFO
Shells Seafood Restaurants, Inc.
Florida Documentary Stamp Tax
Florida documentary stamp tax required by law in the amount of $1,750.00 has been paid or will be paid directly to the Department of Revenue.

Exhibit 10.2

BUSINESS LOAN AGREEMENT

Borrower: Shells Seafood Restaurants, Inc.
16313 North Dale Mabry Hwy, Suite 100
Tampa, FL 33618

Lender: COLONIAL BANK, N.A.
Corporate Lending
400 N. Tampa Street
Tampa, FL 33602

THIS BUSINESS LOAN AGREEMENT dated December 28, 2005, is made and executed between Shells Seafood Restaurants, Inc. ("Bor rower") and COLONIAL BANK, N.A. ( "Lender") on the following terms and conditions. Borrower has received pr ior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement ("Loan"). Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower ’s representations, warranties, and agreements as set for th in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender ’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of December 28, 2005, and shall continue in full force and effect until such time as all of
Bor rower’s Loans in favor of Lender have been paid in full, including pr incipal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the par ties may agree in wr iting to terminate this Agreement.

ADVANCE AUTHORITY. The following person currently is authorized to request advances and authorize payments under the line of credit until
Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of his or her author ity: Warren R. Nelson, Vice
President/CFO of Shells Seafood Restaurants, Inc.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this
Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set for th in this Agreement and in the Related
Documents.
Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements
granting to Lender security interests in the Collateral; (3) financing statements and all other documents per fecting Lender’s Security
Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan;
all in form and substance satisfactory to Lender and Lender’s counsel.
Borrower ’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly cer tified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Bor rower shall have provided such other resolutions, author izations, documents and instruments as Lender or its counsel, may require.
Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.
Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or cer tificate delivered to Lender under this Agreement are true and correct.
No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this
Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and war rants to Lender , as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:
Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by vir tue of the laws of the State of Delaware. Bor rower is duly author ized to transact business in the State of Florida and all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a mater ial adverse effect on its business or financial condition. Bor rower has the full power and author ity to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 16313 Nor th Dale Mabry Hwy, Suite 100, Tampa, FL 33618. Unless Bor rower has designated otherwise in wr iting, the pr incipal office is the office at which Bor rower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower ’s state of organization or any change in Borrower ’s name. Bor rower shall do all things necessary to preserve and to keep in full force and effect its existence, r ights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to
Borrower and Borrower’s business activities.
Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Bor rower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.
Authorization. Bor rower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Bor rower’ s ar ticles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon
Borrower or (2) any law, governmental regulation, court decree, or order applicable to Bor rower or to Borrower ’s properties.
Financial Information. Each of Bor rower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Bor rower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
Legal Effect. This Agreement constitutes, and any instrument or agreement Bor rower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Bor rower in accordance with their respective terms.
Proper ties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Bor rower owns and has good title to all of Borrower ’s properties free and clear of all Secur ity Interests, and has not executed any security documents or financing statements relating to such properties. All of Bor rower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) Dur ing the per iod of Bor rower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Haz ardous Substance by any person on, under , about or from any of the Collateral. (2) Bor rower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under , about or from the
Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authoriz ed user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under , about or from any of the
Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower author izes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the
Agreement. Any inspections or tests made by Lender shall be at Bor rower’ s expense and for Lender’ s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and war ranties contained herein are based on Borrower’s due diligence in investigating the Collateral for haz ardous waste and Hazardous
Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event
Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.
Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes)
against Borrower is pending or threatened, and no other event has occurred which may mater ially adversely affect Borrower ’s financial condition or proper ties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.
Taxes. To the best of Bor rower’s knowledge, all of Bor rower’ s tax returns and repor ts that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by
Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.
Lien Pr iority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security
Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower ’s Loan and Note, that would be prior or that may in any way be superior to Lender ’s Secur ity Interests and rights in and to such Collateral.
Binding Effect. This Agreement, the Note, all Security Agreements (if any) , and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:
Notices of Claims and Litigation. Promptly inform Lender in wr iting of (1) all material adverse changes in Borrower ’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor .
Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.
Financial Statements. Furnish Lender with the following:
Annual Statements. As soon as available, but in no event later than thir ty (30) days after the end of each fiscal year, Bor rower’s balance sheet and income statement for the year ended, prepared by Bor rower.
Interim Statements. As soon as available, but in no event later than thirty (30) days after the end of each fiscal quar ter, Bor rower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower .
Tax Returns. As soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax repor ting per iod ended, Federal and other governmental tax returns, prepared by Borrower .
All financial repor ts required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.
Additional Information. Furnish such additional information and statements, as Lender may request fromtime to time.
Insurance. Maintain fire and other r isk insurance, public liability insurance, and such other insurance as Lender may require with respect to
Borrower ’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender . Bor rower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender , including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior wr itten notice to Lender . Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies cover ing assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender ’s loss payable or other endorsements as Lender may require.
Insurance Repor ts. Furnish to Lender , upon request of Lender, reports on each existing insurance policy showing such information as
Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the proper ties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Bor rower.
Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Bor rower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.
Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.
Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, includingwithout limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its proper ties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower ’s properties, income, or profits.
Performance. Perform and comply, in a timely manner , with all terms, conditions, and provisions set forth in this Agreement, in the Related
Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.
Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide wr itten notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.
Environmental Studies. Promptly conduct and complete, at Bor rower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Bor rower.
Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower ’s properties, businesses and operations, and to the use or occupancy of the
Collateral, including without limitation, the Amer icans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropr iate appeals, so long as Bor rower has notified Lender in writing prior to doing so and so long as, in Lender’ s sole opinion, Lender ’s interests in the Collateral are not jeopardiz ed. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender , to protect Lender’s interest.
Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and
Borrower ’s other proper ties and to examine or audit Borrower ’s books, accounts, and records and to make copies and memoranda of
Borrower ’s books, accounts, and records. If Bor rower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third par ty,
Borrower , upon request of Lender, shall notify such par ty to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower ’s expense.

Compliance Certificates. Unless waived in wr iting by Lender , provide Lender at least annually, with a certificate executed by Bor rower’s chief financial officer , or other officer or person acceptable to Lender, certifying that the representations and war ranties set forth in this
Agreement are true and correct as of the date of the certificate and further cer tifying that, as of the date of the certificate, no Event of
Default exists under this Agreement.
Environmental Compliance and Reports. Bor rower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower ’s par t or on the par t of any third party, on property owned and/or occupied by Borrower , any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thir ty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower ’s par t in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.
Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to per fect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if
Bor rower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Bor rower’ s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on
Bor rower’s behalf may (but shall not be obligated to) take any action that Lender deems appropr iate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender ’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due dur ing either (1) the term of any applicable insurance policy;
or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s matur ity.

NEGATIVE COVENANTS. Bor rower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the pr ior written consent of Lender:
Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for bor rowed money, including capital leases, (2) sell, transfer , mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens) , or (3) sell with recourse any of Bor rower’s accounts, except to Lender.
Continuity of Operations. (1) Engage in any business activities substantially different than those in which Bor rower is presently engaged,
(2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell
Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’ s outstanding shares or alter or amend Bor rower’ s capital structure.
Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterpr ise or entity, (2)
purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.
Agreements. Borrower will not enter into any agreement containing any provisions which would be violated or breached by the per formance of Bor rower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower , whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with
Lender ; (B) Bor rower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a mater ial adverse change in Borrower ’s financial condition, in the financial condition of any
Guarantor , or in the value of any Collateral secur ing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor ’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no
Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a r ight of setoff in all Bor rower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However , this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:
Payment Default. Bor rower fails to make any payment when due under the Loan.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower .
Default in Favor of Third Par ties. Borrower or any Grantor defaults under any loan, extension of credit, secur ity agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may mater ially affect any of Bor rower’s or any
Grantor’s property or Bor rower’ s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower ’s behalf under this
Agreement or the Related Documents is false or misleading in any mater ial respect, either nowor at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Bor rower’s existence as a going business, the insolvency of Borrower , the appointment of a receiver for any part of Bor rower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or For feiture Proceedings. Commencement of foreclosure or for feiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.
This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Bor rower as to the validity or reasonableness of the claim which is the basis of the creditor or for feiture proceeding and if Borrower gives Lender wr itten notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any
Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor ’s estate to assume unconditionally the obligations ar ising under the guaranty in a manner satisfactory to Lender , and, in doing so, cure any Event of Default.
Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or per formance of the Loan is impaired.
Insecurity. Lender in good faith believes itself insecure.
Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after receiving wr itten notice from Lender demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender’ s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related
Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate ( including any obligation to make fur ther Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower , except that in the case of an Event of Default of the type descr ibed in the
"Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singular ly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Bor rower or of any
Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in wr iting and signed by the par ty or parties sought to be charged or bound by the alteration or amendment.
Attorneys’ Fees; Expenses. Bor rower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including effor ts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.
Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
Consent to Loan Par ticipation. Borrower agrees and consents to Lender ’s sale or transfer, whether now or later , of one or more par ticipation interests in the Loan to one or more purchasers, whether related or unrelated to Lender . Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about
Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such par ticipation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Bor rower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower fur ther agrees that the purchaser of any such participation interests may enforce its interests ir respective of any personal claims or defenses that Borrower may have against Lender .
Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Flor ida without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of
Florida.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in wr iting and signed by Lender . No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other r ight. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender , nor any course of dealing between Lender and Borrower, or between Lender and any Grantor , shall constitute a waiver of any of Lender ’s rights or of any of
Borrower ’s or any Grantor ’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender .
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other parties, specifying that the purpose of the notice is to change the par ty’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower ’s current address. Unless otherwise provided or required by law, if there is more than one
Borrower , any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.
Severability. If a court of competent jur isdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
Subsidiar ies and Affiliates of Bor rower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, war ranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower ’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require
Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related
Documents shall bind Bor rower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the r ight to assign Bor rower’s rights under this Agreement or any interest therein, without the pr ior wr itten consent of Lender .
Survival of Representations and War ranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, war ranties, and covenants made by Borrower in this Agreement or in any cer tificate or other instrument delivered by
Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by
Lender, all such representations, war ranties and covenants will survive the extension of Loan Advances and delivery to Lender of the
Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.
Time is of the Essence. Time is of the essence in the performance of this Agreement.
Waive Jury. All par ties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any par ty against any other par ty.

DEFINITIONS. The following capitaliz ed words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of Amer ica. Words and terms used in the singular shall include the plural, and the plural shall include the singular , as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attr ibuted to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to themin accordance with generally accepted accounting principles as in effect on the date of this Agreement:
Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Bor rower or on Borrower ’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.
Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified fromtime to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.
Borrower . The word "Borrower" means Shells Seafood Restaurants, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.
Collateral. The word "Collateral" means all proper ty and assets granted as collateral secur ity for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mor tgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a secur ity device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Super fund Amendments and
Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.,
the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this
Agreement.
GAAP. The word "GAAP" means generally accepted accounting principles.
Grantor. The word "Grantor" means each and all of the persons or entities granting a Secur ity Interest in any Collateral for the Loan,
including without limitation all Borrowers granting such a Security Interest.
Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.
Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the
Note.
Hazardous Substances. The words "Hazardous Substances" mean mater ials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improper ly used, treated, stored, disposed of, generated, manufactured, transpor ted or otherwise handled. The words "Hazardous
Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, mater ials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleumby-products or any fraction thereof and asbestos.
Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Bor rower is responsible under this Agreement or under any of the Related Documents.
Lender. The word "Lender" means COLONIAL BANK, N.A., its successors and assigns.
Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations descr ibed herein or described on any exhibit or schedule attached to this Agreement from time to time.
Note. The word "Note" means the Note executed by Shells Seafood Restaurants, Inc. in the pr incipal amount of $500,000.00 dated
December 28, 2005, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.
Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Bor rower to Lender ;
(2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carr iers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money secur ity interests upon or in any proper ty acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in wr iting; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.
Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.
Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.
Security Interest. The words "Secur ity Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED DECEMBER 28, 2005.

BORROWER:
SHELLS SEAFOOD RESTAURANTS, INC.
By:/s/ Warren R. Nelson, Vice President/CFO
Shells Seafood Restaurants, Inc.
LENDER:
COLONIAL BANK, N.A.
By:/s/ David Ogburn, Authorized Signer

EXHIBIT 10.3

COMMERCIAL SECURITY AGREEMENT

Grantor: Shells Seafood Restaurants, Inc.
16313 North Dale Mabry Hwy, Suite 100
Tampa, FL 33618

Lender: COLONIAL BANK, N.A.
Corporate Lending
400 N. Tampa Street
Tampa, FL 33602

THIS COMMERCIAL SECURITY AGREEMENT dated December 28, 2005, is made and executed between Shells Seafood Restaurants, Inc.
( "Grantor") and COLONIAL BANK, N.A. ("Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the
Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following descr ibed property, whether now owned or hereafter acquired, whether now existing or hereafter ar ising, and wherever located, in which Grantor is giving to Lender a secur ity interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:
Blanket Lien on all Business Assets including but not limited to all Inventory, Accounts, Equipment and General Intangibles
In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:
(A) All accessions, attachments, accessor ies, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later.
(B) All products and produce of any of the property descr ibed in this Collateral section.
(C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.
(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this
Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.
(E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor ’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However , this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:
Perfection of Secur ity Interest. Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the
Collateral, and Grantor will note Lender ’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. This is a continuing Secur ity Agreement and will continue in effect even though all or any par t of the Indebtedness is paid in full and even though for a per iod of time Grantor may not be indebted to Lender .
Notices to Lender . Grantor will promptly notify Lender in writing at Lender ’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s assumed business name(s); (3) change in the management of the Corporation Grantor; (4) change in the authorized signer(s) ; (5) change in Grantor’ s pr incipal office address;
(6) change in Grantor ’s state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor ’s name or state of organizationwill take effect until after Lender has received notice.
No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.
Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper , or general intangibles, as defined by the
Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the
Collateral have author ity and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a secur ity interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously per formed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender’ s prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.
Location of the Collateral. Except in the ordinary course of Grantor ’s business, Grantor agrees to keep the Collateral (or to the extent the
Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor ’s address shown above or at such other locations as are acceptable to Lender. Upon Lender’s request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor’s operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities
Grantor owns, rents, leases, or uses; and (4) all other proper ties where Collateral is or may be located.
Removal of the Collateral. Except in the ordinary course of Grantor ’s business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender’ s pr ior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for cer tificates of title for the vehicles outside the State of Florida, without Lender’s pr ior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor ’s business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While
Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor ’s business does not include a transfer in par tial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the secur ity interest provided for in this Agreement, without the prior wr itten consent of Lender. This includes secur ity interests even if junior in r ight to the secur ity interests granted under this
Agreement. Unless waived by Lender , all proceeds from any disposition of the Collateral ( for whatever reason) shall be held in trust for
Lender and shall not be commingledwith any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.
Title. Grantor represents and war rants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement cover ing any of the Collateral is on file in any public office other than those which reflect the secur ity interest created by this Agreement or to which Lender has specifically consented.
Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.
Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order , repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.
Inspection of Collateral. Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.
Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropr iate proceeding to contest the obligation to pay and so long as Lender’ s interest in the Collateral is not jeopardized in Lender’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonable attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name
Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardiz ed.
Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental author ities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agr icultural product or commodity. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance dur ing any proceeding, including appropriate appeals, so long as Lender ’s interest in the Collateral, in Lender ’s opinion, is not jeopardized.
Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transpor tation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor ’s due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contr ibution in the event Grantor becomes liable for cleanup or other costs under any
Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this
Agreement.
Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender . Grantor , upon request of
Lender, will deliver to Lender from time to time the policies or cer tificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ pr ior written notice to Lender and not including any disclaimer of the insurer’s liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies cover ing assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this
Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses
"single interest insurance," which will cover only Lender’s interest in the Collateral.
Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.
All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as par t of the Collateral. If
Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor fromthe proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to
Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.
Insurance Reserves. Lender may require Grantor tomaintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender . The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain
Grantor’s sole responsibility.
Insurance Repor ts. Grantor, upon request of Lender, shall furnish to Lender repor ts on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer ; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then cur rent value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.
Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect
Lender’ s secur ity interest. At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to per fect, protect, and continue Lender ’s security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If
Grantor changes Grantor ’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

GRANTOR’S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender ’s security interest in such Collateral.
Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of
Default exists, Lender may exercise its r ights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as
Grantor shall request or as Lender, in Lender’s sole discretion, shall deem appropr iate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the
Indebtedness.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if
Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on
Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such r ight shall be in addition to all other r ights and remedies to which Lender may be entitled upon
Default.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:
Payment Default. Grantor fails to make any payment when due under the Indebtedness.
Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor .
Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, secur ity agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor’s proper ty or
Grantor’s or any Grantor’s ability to repay the Indebtedness or perform their respective obligations under this Agreement or any of the
Related Documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’ s behalf under this
Agreement or the Related Documents is false or misleading in any mater ial respect, either nowor at the time made or furnished or becomes false or misleading at any time thereafter.
Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.
Insolvency. The dissolution or termination of Grantor ’s existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor .
Creditor or For feiture Proceedings. Commencement of foreclosure or for feiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the
Indebtedness. This includes a garnishment of any of Grantor’ s accounts, including deposit accounts, with Lender. However, this Event of
Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender wr itten notice of the creditor or for feiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or guarantor , endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.
Adverse Change. A material adverse change occurs in Grantor’s financial condition, or Lender believes the prospect of payment or per formance of the Indebtedness is impaired.
Insecurity. Lender in good faith believes itself insecure.
Cure Provisions. If any default, other than a default in payment is curable and if Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Grantor, after receiving written notice from
Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15)
days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter , Lender shall have all the
r ights of a secured party under the Florida Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:
Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor .
Assemble Collateral. Lender may require Grantor to deliver to Lender all or any por tion of the Collateral and any and all cer tificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees
Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.
Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any pr ivate sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insur ing, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver . In the event of a suit being instituted to foreclose this Agreement, Lender shall be entitled to apply at any time pending such foreclosure suit to the court having jurisdiction thereof for the appointment of a receiver of any or all of the Collateral, and of all rents, incomes, profits, issues and revenues thereof, from whatsoever source. The parties agree that the cour t shall for thwith appoint such receiver with the usual powers and duties of receivers in like cases. Such appointment shall be made by the cour t as a matter of strict right to Lender and without notice to Grantor, and without reference to the adequacy or inadequacy of the value of the Collateral, or to
Grantor’s solvency or any other party defendant to such suit. Grantor hereby specifically waives the right to object to the appointment of a receiver and agrees that such appointment shall be made as an admitted equity and as a matter of absolute right to Lender, and consents to the appointment of any officer or employee of Lender as receiver. Lender shall have the right to have a receiver appointed to take possession of all or any par t of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s r ight to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver .
Collect Revenues, Apply Accounts. Lender, either itself or through a receiver , may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender ’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for , settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or
Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items per taining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender .
Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the r ights provided in this
Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.
Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform
Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.
Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this
Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to per form an obligation of Grantor under this Agreement, after Grantor ’s failure to perform, shall not affect Lender ’s r ight to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in wr iting and signed by the par ty or parties sought to be charged or bound by the alteration or amendment.
Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of Lender ’s costs and expenses, including Lender ’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including effor ts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.
Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Flor ida without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of
Florida.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in wr iting and signed by Lender . No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other r ight. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender , nor any course of dealing between Lender and Grantor , shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender .
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep
Lender informed at all times of Grantor ’s current address. Unless otherwise provided or required by law, if there is more than one Grantor , any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.
Power of Attorney. Grantor hereby appoints Lender as Grantor’s ir revocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured par ties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the per fection and the continuation of the perfection of Lender ’s secur ity interest in the Collateral.
Severability. If a cour t of competent jur isdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the par ties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor , Lender, without notice to Grantor, may deal with Grantor’ s successors with reference to this Agreement and the
Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the
Indebtedness.
Survival of Representations and Warranties. All representations, war ranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.
Time is of the Essence. Time is of the essence in the performance of this Agreement.
Waive Jury. All par ties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any par ty against any other par ty.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of Amer ica. Words and terms used in the singular shall include the plural, and the plural shall include the singular , as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:
Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Secur ity Agreement may be amended or modified fromtime to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.
Borrower . The word "Borrower" means Shells Seafood Restaurants, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.
Collateral. The word "Collateral" means all of Grantor’s right, title and interest in and to all the Collateral as descr ibed in the Collateral
Descr iption section of this Agreement.
Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".
Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Super fund Amendments and
Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.,
the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this
Agreement.
Grantor. The word "Grantor" means Shells Seafood Restaurants, Inc..
Guaranty. The word "Guaranty" means the guaranty from guarantor, endorser , surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.
Hazardous Substances. The words "Hazardous Substances" mean mater ials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improper ly used, treated, stored, disposed of, generated, manufactured, transpor ted or otherwise handled. The words "Hazardous
Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, mater ials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.
Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.
Lender. The word "Lender" means COLONIAL BANK, N.A., its successors and assigns.
Note. The word "Note" means the Note executed by Shells Seafood Restaurants, Inc. in the pr incipal amount of $500,000.00 dated
December 28, 2005, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.
Proper ty. The word "Proper ty" means all of Grantor ’s r ight, title and interest in and to all the Proper ty as described in the "Collateral
Descr iption" section of this Agreement.
Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.
GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS
TERMS. THIS AGREEMENT IS DATED DECEMBER 28, 2005.

GRANTOR:
SHELLS SEAFOOD RESTAURANTS, INC.
By:/s/ War ren R. Nelson, Vice President/CFO
Shells Seafood Restaurants, Inc.

Exhibit 10.4

July 7, 2006

Mr. Warren Nelson
Shells Seafood Restaurants, Inc.
16313 N. Dale Mabry Highway
Suite 100
Tampa, FL 33618

Re:	Colonial Bank, N.A. (the “Bank”)
Loan to Shells Seafood Restaurants, Inc. (“Shells”)

Dear Mr. Nelson:

This letter will confirm that effective as of June 28, 2006, the Bank has agreed to extend the maturity date of Loan Number 8035494726 (the “Loan”) and the repayment of the Promissory Note in the principal amount of $500,000 (the “Note”) issued thereunder from June 28, 2006 to September 28, 2006. The Bank acknowledges and agrees that no Event of Default has occurred under the Loan or the Note from the date it was entered into through the date of hereof. Except as set forth above, all of the terms and conditions of the Loan and the Note remain in full force and effect.

Please call me at (813) 314-5285 with any questions.

Sincerely,

COLONIAL BANK, N.A.

By: /s/ David Ogburn
Name: J. David Ogburn
Title: Sr. Vice President